4

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 15, 2007


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                         11-2408943
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


767 Fifth Avenue, New York, New York                           10153
(Address of principal executive offices)                     (Zip Code)

                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

         On February 15, 2007, The Estee Lauder Companies Inc. issued a press release announcing that its Board of Directors authorized the repurchase of up to another 20.0 million shares of Class A Common Stock or about 9.6% of the total outstanding common stock. This increases the total authorization to 68.0 million shares, of which 45.1 million have been repurchased to date. The Company has a total of approximately 208.4 million common shares outstanding. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description
-----------    -----------

99.1 Press Release of The Estee Lauder Companies Inc: Estee Lauder Companies Announces Increase in Share Repurchase Program

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                THE ESTEE LAUDER COMPANIES INC.



Date:  February 15, 2007                        By:   /s/ Richard W. Kunes
                                                    --------------------------
                                                    Richard W. Kunes
                                                    Executive Vice President and
                                                    Chief Financial Officer

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

    99.1 Press Release of The Estee Lauder Companies Inc: Estee Lauder Companies Announces Increase in Share Repurchase Program